UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2022 (August 12, 2022)

BuzzFeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 East 18th Street

New York, New York 10003

(Address of registrant’s principal executive offices, and zip code)

(646) 589-8592

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 8, 2022, BuzzFeed entered into a sublease (the “Sublease”) with Monday.com, Inc. (the “Subtenant”) with respect to substantially all of BuzzFeed’s existing corporate headquarters. The consent of BuzzFeed’s landlord to the Sublease was obtained on August 12, 2022. The company’s new corporate headquarters will be at 229 West 43rd Street in New York City (the current headquarters for Complex Networks).

The Sublease will commence upon delivery of possession of the premises to the Subtenant in the condition required by the Sublease, which must be no later than 30 days following August 12, 2022. The Sublease expires on May 30, 2026, unless terminated sooner in accordance with the provisions of the Sublease.

Pursuant to the terms of the Sublease, the Subtenant will pay a fixed monthly rent of $757,000 in cash, subject to periodic increases. The Sublease obligates the Subtenant to pay certain additional amounts, including a security deposit and such other amounts that may become due and payable under BuzzFeed’s lease.

The Sublease also contains customary representations, warranties, covenants and indemnifications in favor of each party.

The foregoing description of the material terms of the Sublease does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Sublease, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

The representations, warranties and covenants contained in the Sublease were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to the Sublease. Accordingly, the Sublease is incorporated herein by reference only to provide investors with information regarding the terms of the Sublease, and not to provide investors with any other factual information regarding BuzzFeed or its business, and should be read in conjunction with the disclosures in BuzzFeed’s periodic reports and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1*	Sublease, dated July 8, 2022, by and between BuzzFeed Media Enterprises, Inc. and Monday.com, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules (or similar attachments) to this Exhibit 10.1 have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedules (or similar attachments) to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 16, 2022
BuzzFeed, Inc.

		By:	/s/ Felicia DellaFortuna
Name: Felicia DellaFortuna
Title: Chief Financial Officer